UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013 (December 31, 2012)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 7, 2013, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s Restructuring Agreement (the “Restructuring Agreement”) with a syndicate of unrelated third-party investors, including Moody National FFI Meadowlands Rollup LLC (collectively, the “Borrowers”) and Moody National FFI Meadowlands MT, LLC (together with the Borrowers, the “Borrower Parties”). As described in the Current Report on Form 8-K, under the terms of the Restructuring Agreement, on December 31, 2012 the Borrowers contributed a limited service hotel located in East Rutherford, New Jersey, (the “Fairfield Inn Meadowlands Hotel”) to LVP East Rutherford, LLC (“LVP East Rutherford”), a newly formed majority-owned subsidiary of the Company and Lightstone Value Plus REIT II, LP (the “Operating Partnership”), in exchange for 17.4% of the outstanding common units in LVP East Rutherford.  The Current Report on Form 8-K filed on January 7, 2013 was filed without the requisite financial information regarding the Fairfield Inn Meadowlands Hotel. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Fairfield Inn Meadowlands Hotel

Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets as of September 30, 2012 (unaudited), December 31, 2011, and December 31, 2010

Statements of Operations for the nine months ended September 30, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010

Statements of Members’ Deficit for the nine months ended September 30, 2012 (unaudited) and the years ended December 31, 2011 and 2010

Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2011

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: February 14, 2013	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

FAIRFIELD INN MEADOWLANDS HOTEL

Page

Financial Statements

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of September 30, 2012 (unaudited), December 31, 2011 and December 31, 2010	2

Statements of Operations for the nine months ended September 30, 2012 and 2011 (unaudited) and the years
ended December 31, 2011 and 2010	3

Statements of Members’ Deficit for the nine months ended September 30, 2012 (unaudited) and the years
ended December 31, 2011 and 2010	4

Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (unaudited) and the years
ended December 31, 2011 and 2010	5

Notes to Financial Statements	6

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

We have audited the accompanying balance sheets of the limited service hotel doing business as a Fairfield Inn by Marriott which is located in East Rutherford, New Jersey (the “Fairfield Inn Meadowlands Hotel” or the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, members’ deficit and cash flows for each of the years then ended. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

On December 31, 2012, the Fairfield Inn Meadowlands Hotel was sold to an unrelated third party. Refer to Note 6 to the financial statements for further detail.

/s/ EisnerAmper LLP

February 14, 2013

Edison, New Jersey

1

Fairfield Inn Meadowlands Hotel

Balance Sheets

	As of
	September 30, 2012	As of	As of
	(unaudited)	December 31, 2011	December 31, 2010
ASSETS
Cash	$251,717	$140,053	$142,416
Accounts receivable	44,167	68,783	79,583
Prepaid expenses	35,003	17,161	11,315
Real estate, net	8,045,377	8,112,329	8,262,596
Restricted escrows	78,423	75,150	278,721

Total assets	$8,454,687	$8,413,476	$8,774,631

LIABILITIES AND MEMBERS' DEFICIT

Accounts payable and other accrued expenses	$497,505	$486,589	$445,063
Accrued interest payable	4,750,504	3,450,244	2,431,113
Mortgage payable	18,675,000	18,675,000	18,675,000

Total liabilities	23,923,009	22,611,833	21,551,176

Commitments and Contingencies (Note 5)

Members' Deficit	(15,468,322)	(14,198,357)	(12,776,545)

Total liabilities and members' deficit	$8,454,687	$8,413,476	$8,774,631

See accompanying notes to financial statements.

2

Fairfield Inn Meadowlands Hotel

Statements of Operations

	For the nine months	For the nine months
	ended	ended
	September 30, 2012	September 30, 2011	For the year ended	For the year ended
	(unaudited)	(unaudited)	December 31, 2011	December 31, 2010
Rental revenue	$2,435,574	$2,778,105	$3,707,903	$3,439,881

Operating expenses:
Property operating expenses	1,556,844	1,739,426	2,268,164	2,158,514
General and administrative	217,910	254,243	371,261	347,299
Real estate taxes	175,189	168,029	233,683	224,744
Depreciation	127,839	122,532	163,376	146,552

Total operating expenses	2,077,782	2,284,230	3,036,484	2,877,109

Operating income	357,792	493,875	671,419	562,772

Interest expense and other
financing charges	1,632,414	1,565,298	2,074,787	2,358,565

Net loss	$(1,274,622)	$(1,071,423)	$(1,403,368)	$(1,795,793)

See accompanying notes to financial statements.

3

Fairfield Inn Meadowlands Hotel

Statements of Members’ Deficit

	For the nine months
	ended
	September 30, 2012	For the year ended	For the year ended
	(unaudited)	December 31, 2011	December 31, 2010
Balance, beginning of period	$(14,198,357)	$(12,776,545)	$(11,058,581)
Contributions	4,657	-	77,829
Distributions	-	(18,444)	-
Net loss	(1,274,622)	(1,403,368)	(1,795,793)

Balance, end of period	$(15,468,322)	$(14,198,357)	$(12,776,545)

See accompanying notes to financial statements.

4

Fairfield Inn Meadowlands Hotel

Statements of Cash Flows

	For the nine months	For the nine months
	ended	ended
	September 30, 2012	September 30, 2011	For the year ended	For the year ended
	(unaudited)	(unaudited)	December 31, 2011	December 31, 2010
Cash flows from operating activities
Net loss	$(1,274,622)	$(1,071,423)	$(1,403,368)	$(1,795,793)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation	127,839	122,532	163,376	146,552
Changes in operating assets and liabilities:
Accounts receivable	24,616	30,573	10,799	(24,956)
Prepaid expenses	(17,842)	(12,362)	(5,846)	22,538
Accounts payable and other accrued expenses	10,916	97,971	41,527	221,448
Accrued interest payable	1,300,260	884,191	1,019,131	1,048,073

Net cash provided by/(used in) operating activities	171,167	51,482	(174,381)	(382,138)

Cash flows from investing activities
Purchase of property and equipment	(60,887)	(13,109)	(13,109)	(82,231)
(Increase)/decrease in restricted escrows	(3,273)	6,988	203,571	150,861

Cash (used in)/provided by investing activities	(64,160)	(6,121)	190,462	68,630

Cash flows from financing activities
Contributions	4,657	-	-	77,829
Distributions	-	-	(18,444)	-

Net cash provided by/(used in) financing activities	4,657	-	(18,444)	77,829

Net increase/(decrease) in cash	111,664	45,361	(2,363)	(235,679)
Cash at beginning of period	140,053	142,416	142,416	378,095

Cash at end of period	$251,717	$187,777	$140,053	$142,416

Supplemental Cash Flow Information

Cash paid for interest	$251,313	$661,719	$1,047,745	$1,018,803

See accompanying notes to financial statements.

5

Fairfield Inn Meadowlands Hotel

Notes to Financial Statements

1. Organization

The financial statements of the 141-room, limited services hotel located in East Rutherford, New Jersey which operates as a Fairfield Inn by Marriott (the “Fairfield Inn Meadowlands Hotel” or the “Company”), present the financial position, results from operations and cash flows of the Fairfield Inn Meadowlands Hotel’s operations. The Fairfield Inn Meadowlands Hotel was constructed and commenced operations in 1997. It was purchased in August 2007 by Moody National Companies, LP, from various sellers (including Meadowlands Lodging, LLC), and was then sold to Moody National FFI Meadowlands S, LLC, Patrick Brennan, and 29 tenants in common (the “TIC’s”; collectively the “Investors”).

Since opening for operations, the Fairfield Inn Meadowlands Hotel has been managed and operated by Concord Hospitality Enterprises Company (“Concord”), an unrelated third party, pursuant to the terms of a management agreement (the “Management Agreement”). See Note 5 for additional information.

2. Summary of Significant Accounting Policies

Basis of Accounting

The Company’s records are maintained on the accrual basis of accounting, and its fiscal year coincides with the calendar year.

The accompanying unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of the Company for a fair statement of the results for the periods presented. The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

The accompanying unaudited statements of operations for the nine months ended September 30, 2012 and September 30, 2011, are not necessarily indicative of results for the full year or any other period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less impairment losses and accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years

Hotel and improvements	39
Furniture, fixtures and equipment	7

Maintenance, minor repairs and replacements are expensed when incurred.

6

The long-lived assets of the Company are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal are less than its carrying amount. No impairment losses were identified or recorded during the periods presented.

Cash and Restricted Escrows

The Fairfield Inn Meadowlands Hotel maintains its cash and restricted escrows in bank deposit accounts, which at times, may exceed federally insured limits.  The Fairfield Inn Meadowlands Hotel has not experienced any losses in such accounts.  The Fairfield Inn Meadowlands Hotel believes it is not exposed to any significant credit risk on its cash. Restricted escrows generally consists of cash reserves maintained for real estate taxes, insurance, capital expenditures and certain operating expenses.

Revenue Recognition and Accounts Receivable and Allowance for Doubtful Accounts

The Fairfield Inn Meadowlands Hotel’s revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone, food/beverage, and cleaning) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The Fairfield Inn Meadowlands Hotel determined that no allowance for doubtful accounts was necessary as of September 30, 2012, December 31, 2011 and 2010.

Income Taxes

Since its inception, the Fairfield Inn Meadowlands Hotel has been owned by limited liability companies and under the existing provisions of the Internal Revenue Code, income and losses of a limited liability company flow through to its members; accordingly, no provision for income taxes has been provided for in the accompanying financial statements and no income taxes have been paid by the Company.

As of September 30, 2012, December 31, 2011 and 2010, the Company had no material uncertain income tax positions. The tax years subsequent to and including 2009 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, restricted escrows, and accounts payable and other accrued expenses as reported in the accompanying balance sheets approximates their fair values based on the short maturity of the instruments. The carrying amount of the mortgage payable approximates fair value based upon current market information.

New Accounting Pronouncements

The Fairfield Inn Meadowlands Hotel has determined that all recently issued accounting pronouncements will not have a material impact on its financial position, results of operations and cash flows, or do not apply to its operations.

3. Real Estate

Real estate was comprised of the following:

	As of	As of	As of
	September 30, 2012	December 31, 2011	December 31, 2010
Land	$3,200,000	$3,200,000	$3,200,000
Hotel and improvements	5,240,359	5,240,359	5,240,359
Furniture, fixtures and equipment	175,868	114,981	101,872

Total real estate	8,616,227	8,555,340	8,542,231
Less: accumulated depreciation	(570,850)	(443,011)	(279,635)

Real estate, net	$8,045,377	$8,112,329	$8,262,596

7

 Depreciation was $127,839, $122,532, $163,376, and $146,552 during the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and 2010, respectively.

4. Mortgage Payable

In August 2007, the Company obtained a 10-year, fixed-rate note from Citigroup Global Markets Realty Corp. (“Citigroup”) in the amount of $18.7 million (the “Mortgage Loan”), which was collateralized by the Fairfield Inn Meadowlands Hotel property. Under the terms of the Mortgage Loan, the annual interest rate was 5.916% per year, with the first 24 payments consisting of interest only, followed by payments of principal and interest for the remainder of the term. The Mortgage Loan went into default in February 2009, when the Company failed to make the debt service payment. As a result of the default, Citigroup was entitled to retain all excess cash flow, if any, from the Fairfield Inn Meadowlands Hotel, and the interest rate was increased by 5% to 10.916% . The Company continued to make escrow and interest payments, as cash was available; however, no principal payments were made.

On June 29, 2010, Lightstone Value Plus Real Estate Investment Trust II, Inc. (“LVP REIT II”), through Lightstone Value REIT II, LP (“REIT II LP”), entered into an Assignment and Assumption Agreement (the “Assignment”) with Citigroup to purchase the Mortgage Loan for $7.9 million. As a result, REIT II LP assumed all rights and obligations, with the exception of existing litigation, in connection with the Mortgage Loan, and became the lender under the Mortgage Loan. Through December 31, 2012, the Mortgage Loan remained in default and REIT II LP as the lender continued to retain all excess cash flow.

During the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and 2010, interest expense of $1.6 million, $1.5 million, $2.1 million and $2.4 million, respectively, was incurred.

5. Commitments and Contingencies

Management Agreement

Pursuant to the terms of the Management Agreement, Fairfield Inn Meadowlands Hotel is managed by Concord, which performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The Management Agreement has an initial 10-year term, which expires in 2017 unless earlier terminated as discussed below, and will automatically be renewed in successive one-year terms with the same terms and conditions unless the Company gives prior written notice of its election not to renew at least 90 days prior to the expiration of the then-current term, as the case may be.

The Management Agreement provides for the payment of a base management fee equal to 4% of gross revenues, as defined.  The accompanying financial statements reflect base management fees of $95,944, $112,176, $155,360, and $139,257 for the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010, respectively. The Management Agreement also stipulates that the Company will be required to pay Concord a fee of 5% of the cost of any renovation or construction projects; however, no renovation or construction projects were performed during the periods covered by the financial statements. Additional fees include a fee of ten dollars ($10) per room of the Fairfield Inn Meadowlands Hotel per month for accounting services performed, and an IT Fee for information technology support, both of which are subject to an annual increase, and reimbursement of all expenses incurred by Concord for personnel. The total additional fees paid to Concord were $21,213, $21,065, $28,149 and $25,746 for the nine months ended September 30, 2012 and 2011, and the years ended December 31, 2011 and 2010, respectively.

6. Subsequent Event

On December 31, 2012, under a restructuring agreement entered into between REIT II LP and the Investors, the Fairfield Inn Meadowlands Hotel was contributed to a joint venture, LVP East Rutherford, LLC, whereby REIT II LP received an 82.6% ownership interest and the Investors received a 17.4% ownership interest in LVP East Rutherford, LLC and all existing obligations under the Mortgage Loan were satisfied in full.

8

LIGHTSTONE VALUE PLUS REAL ESTATE TRUST II, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 31, 2012, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), through the Company’s operating partnership, Lightstone Value Plus REIT II, LP (the “Operating Partnership”) and LVP East Rutherford, LLC (“LVP East Rutherford”), a newly formed majority-owned subsidiary of the Operating Partnership, entered into a Restructuring Agreement (the “Restructuring Agreement”) with a syndicate of unrelated third-party investors, including Moody National FFI Meadowlands Rollup LLC (collectively, the “Borrowers”) and Moody National FFI Meadowlands MT, LLC (together with the Borrowers, the “Borrower Parties”). The Borrowers are the owners of a limited service hotel (the “Fairfield Inn Meadowlands Hotel”) located in East Rutherford, NJ, which operates as a Fairfield Inn under a franchise agreement with Marriott International Inc. (“Marriott”) and is managed by Concord Hospitality Enterprises Company (“Concord”), an unrelated third-party, under a management agreement with an initial term that expires in August 2017. Previously, on June 29, 2010, the Company, through its Operating Partnership, purchased a fixed-rate, nonrecourse mortgage note (the “Loan”) with an original principal balance of $18.7 million for $7.9 million from an unrelated third-party financial institution. The Loan, which is collateralized by the Fairfield Inn Meadowlands Hotel, has been in default since February 2009 and the carrying value of the Company’s investment in the Loan is approximately $7.0 million.

Under the terms of the Restructuring Agreement which were consummated on December 31, 2012, the Borrowers contributed the Fairfield Inn Meadowlands Hotel to LVP East Rutherford and the Borrower Parties and the Operating Partnership received 17.4% and 82.6%, respectively, of the outstanding common units in LVP East Rutherford. Additionally, the Company, through LVP East Rutherford Loan Acquisition LLC, a subsidiary of the Operating Partnership, issued a promissory note (the “Promissory Note”) in the principal amount of $6.3 million to LVP East Rutherford which is collateralized by the Fairfield Inn Meadowlands Hotel. The Promissory Note has an initial maturity date of January 6, 2021, bears interest at 9.00%, and requires monthly principal and interest payments pursuant to a 30-year amortization schedule through its stated maturity. LVP East Rutherford also has an option to further extend the maturity of the Promissory Note for two additional one-year periods. In addition, all existing obligations under the Loan have been satisfied in full.

Simultaneously, the Company, through the Operating Partnership, purchased an additional 5.1% of the outstanding common units of LVP East Rutherford for $0.1 million from various Borrowers that chose not to participate in the Restructuring Agreement. As a result, the Company, through the Operating Partnership, holds in the aggregate 87.7% of the outstanding common units of LVP East Rutherford.

Under the terms of the operating agreement of LVP East Rutherford, the Operating Partnership is the majority holder and manager of, and has the ability to make all major decisions regarding, LVP East Rutherford, unless they relate to certain agreements with affiliated parties or amendments to the operating agreement that may adversely affect a minority interest holder in a disproportionate manner to other members of the same class of stock. LVP East Rutherford has two authorized classes of stock consisting of preferred units, none of which have been issued at this time, and common units. Distributions will be first to the preferred units, if any, and then to the common units in proportion to their ownership interests.

The Company has established a taxable subsidiary, LVP FFI East Rutherford Holding Corp. (“LVP FFI TRS”), which has entered into an operating lease agreement for the Fairfield Inn Meadowlands Hotel. LVP FFI TRS also entered into a relicensing franchise agreement (the “Franchise Agreement”) with Marriott for the Fairfield Inn Meadowlands Hotel which runs through 2025. The Fairfield Inn Meadowlands Hotel will continue to be managed by Concord.

The Franchise Agreement requires LVP FFI to make certain renovations and improvements to the Fairfield Inn Meadowlands Hotel in accordance with a prescribed property improvement plan (the “FFI PIP”) no later than September 30, 2013. The estimated cost for the FFI PIP is approximately $4.7 million.

9

LIGHTSTONE VALUE PLUS REAL ESTATE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 is based on the Company’s historical consolidated balance as of September 30, 2012 and reflects the acquisition of the Fairfield Inn Meadowlands Hotel as if it had occurred on September 30, 2012.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 is presented as if the Company’s acquisition of the Fairfield Inn Meadowlands Hotel and SpringHill Suites Hotel had been completed as of January 1, 2011.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011 and the financial information and notes thereto of the Fairfield Inn Meadowlands Hotel included elsewhere herein. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2011, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

10

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(Amounts in thousands)

	Lightstone Value
	Plus Real Estate
	Investment Trust	Fairfield Inn
	II, Inc. and	Meadowlands	Pro Forma
	Subsidiaries	Hotel	Adjustments		Pro Forma
ASSETS
Net investment property	$24,637	$8,045	$(8,045	) (b)	$36,437
			11,800	(c)
Investments in unconsolidated affiliated entities	5,528	-			5,528
Cash and cash equivalents	7,174	252	(306	)(c)	7,120
Marketable securities, available for sale	7,583	-			7,583
Restricted escrows	3,611	78	(78	)(b)	3,533
			(78	)(c)
Mortgage loan receivable, net	7,029	-	(7,029	)(c)	-
Note receivable from affiliate	2,340	-			2,340
Prepaid expenses and other assets	1,540	80			1,620

Total assets	$59,442	$8,455	$(3,736)		$64,161

LIABILITIES AND STOCKHOLDERS'
/MEMBERS' EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$918	$5,248	$(4,916	)(b)	$1,508
			258	(c)
Margin loan	2,873	-			2,873
Mortgage payable	11,208	18,675	(18,675	)(b)	11,208
Due to sponsor	129	-			129
Distributions payable	846	-			846

Total liabilities	15,974	23,923	(23,333)		16,564

Total Company's stockholders'/members' equity/(deficit)	38,496	(15,468)	15,468	(b)	42,035
			3,539	(c)

Noncontrolling interests	4,972	-	590	(c)	5,562

Total stockholders'/members' equity/(deficit)	43,468	(15,468)	19,597		47,597

Total liabilities and members' equity/(deficit)	$59,442	$8,455	$(3,736)		$64,161

The accompanying notes are an integral part of these unaudited consolidated financial statements.

11

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(Amounts in thousands, except per share data)

		Pro Forma
	Lightstone Value	Adjustments of
	Plus Real Estate	Prior Acquisition
	Investment Trust	(SpringHill	Fairfield Inn
	II, Inc. and	Suites Hotel)	Meadowlands	Pro Forma
	Subsidiaries	(a)	Hotel	Adjustments		Pro Forma

Rental revenue	$4,025	$1,533	$2,436	$-		$7,994

Expenses:
Property operating expenses	2,085	1,149	1,557			4,791
Real estate taxes	169	62	175			406
General and administrative costs	1,205	295	218	34	(e)	1,752
Depreciation and amortization	372	198	128	105	(d)	803
Total operating expenses	3,831	1,704	2,078	139		7,752
Operating income/(loss)	194	(171)	358	(139)		242
Interest and dividend income	964	-	-	(288	)(g)	676
Gain on sale of unconsolidated real estate entity	741	-	-			741
Income from investments in unconsolidated affiliated entities	128	-	-			128
Interest expense	(311)	(148)	(1,632)	1,632	(f)	(459)
Other expense, net	(79)	-	-			(79)
Bargain purchase gain	3,500	(3,500)				-
Net income	5,137	(3,819)	(1,274)	1,205		1,249
Less: net (income)/loss attributable to noncontrolling interest	(43)			21	(h)	(22)
Net income/(loss) applicable to Company's common shares	$5,094	$(3,819)	$(1,274)	$1,226		$1,227

Net income per Company's common shares, basic and diluted	$1.03					$0.25

Weighted average number of common shares outstanding, basic and diluted	4,936					4,936

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands, except per share data)

		Pro Forma
	Lightstone Value	Adjustments of
	Plus Real Estate	Prior Acquisition
	Investment Trust	(SpringHill	Fairfield Inn
	II, Inc. and	Suites Hotel)	Meadowlands	Pro Forma
	Subsidiaries	(a)	Hotel	Adjustments		Pro Forma

Rental revenue	$2,978	$3,801	$3,708	$-		$10,487

Expenses:
Property operating expenses	1,500	2,642	2,268			6,410
Real estate taxes	173	183	234			590
General and administrative costs	1,579	466	371	45	(e)	2,461
Depreciation and amortization	295	397	163	148	(d)	1,003
Total operating expenses	3,547	3,688	3,036	193		10,464
Operating income/(loss)	(569)	113	672	(193)		23
Interest and dividend income	1,332	-	-	(988	)(g)	344
Loss from investments in unconsolidated affiliated entities	(287)	-	-			(287)
Interest expense	-	(301)	(2,075)	2,075	(f)	(301)
Other expense, net	(46)	-	-			(46)
Net income/(loss) applicable to Company's common shares	430	(188)	(1,403)	894		(267)
Less: net (income)/loss attributable to noncontrolling interest	(28)			5	(h)	(23)
Net income/(loss) applicable to Company's common shares	$402	$(188)	$(1,403)	$899		$(290)

Net income/(loss) per Company's common shares, basic and diluted	$0.10					$(0.07)

Weighted average number of common shares outstanding, basic and diluted	3,978					3,978

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

 The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), SpringHill Suites Hotel (acquired on July 13, 2012) and the 141-room, limited services hotel located in East Rutherford, New Jersey, which operates as a Fairfield Inn by Marriott (the “Fairfield Inn Meadowlands Hotel”) have been prepared based on the historical balance sheets of the Company and the Fairfield Inn Meadowlands Hotel as of September 30, 2012, the historical consolidated statements of operations for the Company for the nine months ended September 30, 2012 and the year ended December 31, 2011; the pro forma historical consolidated statements for the period from January 1, 2012 through July 13, 2012, and the year ended December 31, 2011 of SpringHill Suites Hotel acquired on July 13, 2012 and the historical statements of operations for the Fairfield Inn Meadowlands Hotel for the nine months ended September 30, 2012 and the year ended December 31, 2011. Certain reclassifications have been made to the historical balances and operating results of the Fairfield Inn Meadowlands Hotel to conform to the Company’s presentation.

The Company and the Fairfield Inn Meadowlands Hotel employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the Fairfield Inn Meadowlands Hotel have been made.

The restructuring of the Fairfield Inn Meadowlands Hotel has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the Fairfield Inn Meadowlands Hotel has been allocated to the assets acquired based upon their estimated fair values as of the date of the restructuring and has resulted in allocations of approximately $2.4 million and $9.4 million to land and building and improvements, respectively.

The pro forma allocation of the Fairfield Inn Meadowlands Hotel value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Fairfield Inn Meadowlands Hotel value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period. There was no contingent consideration related to this acquisition.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Fairfield Inn Meadowlands Hotel. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on September 30, 2012 for balance sheet purposes and January 1, 2011 for statements of operations purposes and reflect the following pro forma adjustments:

a)	Reflects pro forma adjustments for the acquisition of SpringHill Suites Hotel on July 13, 2012 as if this acquisition had occurred on January 1, 2011. This column represents the historical SpringHill results for the year ended December 31, 2011 and for the 24 weeks ended June 15, 2012 and pro forma adjustments as reflected in the Company’s Form 8-KA filed September 27, 2012 with the Securities and Exchange Commission, except for the elimination of the $3.5 million bargain purchase gain, which is now included in the Company’s Statement of Operations for the nine months ended September 30, 2012. For pro forma purposes, the differences in the balance sheet dates and the operating periods of the Company and SpringHill Suites Hotel were deemed to be immaterial.

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b)	To reflect the elimination of the historical balances of the Fairfield Inn Meadowlands Hotel as of September 30, 2012 as follows:

	Debit	Credit

Mortgage loan payable	$18,675
Accounts payable and other accrued expenses (interest)	4,916
Members deficit		$15,468
Net investment in property		8,045
Restricted escrows		78
	$23,591	$23,591

c)	Reflects the purchase of the Fairfield Inn Meadowlands Hotel, as if it occurred on September 30, 2012. The adjustment includes (i) recording the property at fair value; (ii) removal of $7.0 million mortgage note receivable due to the Operating Partnership collateralized by the Fairfield Inn Meadowlands Hotel; (iii) $4.3 million estimated bargain purchase gain as a result of reflecting the net investment property at estimated fair value at date of acquisition (the fair value is based on preliminary estimates); (iv) $0.3 million of acquisition and related costs; (v) non controlling interest based upon non controlling ownership of 12.3% as follows:

	Debit	Credit
Net investment property	$11,800
Total Company's stockholders'/members' equity		$3,539
Noncontrolling interest		590
Restricted escrows		78
Accrued liabilities		258
Cash		306
Mortgage loan receivable, net		7,029

	$11,800	$11,800

d)	Pro forma adjustment to depreciation and amortization to reflect the Company’s acquisition of the Fairfield Inn Meadowlands Hotel as if it occurred on January 1, 2011. The adjustment for the nine months ended September 30, 2012 represents depreciation and amortization of $233 resulting from the Company’s basis in the estimated fair value of the assets of the Fairfield Inn Meadowlands Hotel based on the preliminary allocation of the consideration paid, partially offset by the elimination of historical depreciation and amortization of $128. The adjustment for the year ended December 31, 2011 represents depreciation and amortization of $311 resulting from the Company’s basis in the estimated fair value of the assets of the Fairfield Inn Meadowlands Hotel based on the preliminary allocation of the consideration paid partially offset by the elimination of historical depreciation and amortization of $163. Useful lives of 39 years for building depreciation and 7 years for FF&E were used in calculating the depreciation amounts.

e)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the Fairfield Inn Meadowlands Hotel as if it occurred January 1, 2011. The Company’s advisor receives an annual asset management fee of 0.95% of average invested assets. For the nine months ending September 30, 2012, the Company incurred and recorded an asset management fee totaling $50. The pro forma adjustment to account for the additional asset management fee to reflect the acquisition as of January 1, 2011 totaled $34. For the year ended December 31, 2011, the Company incurred and recorded an asset management fee totaling $67. The pro forma adjustment to account for the additional asset management fee to reflect the acquisition as of January 1, 2011 totaled $45.

f)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the Fairfield Inn Meadowlands Hotel. In connection with the acquisition of the Fairfield Inn Meadowlands Hotel, a subsidiary of the Operating Partnership issued a promissory note in the amount of $6.3 million. The interest associated with the promissory note is eliminated for consolidation purposes; however, 12.3% of the interest expense is allocated to non controlling interests. The adjustment for the nine months ended September 30, 2012 and the year ended December 31, 2011, represents the elimination of the historical interest expense of the original mortgage loan payable, which was eliminated as part of the restructuring.

g)	Pro forma adjustment to interest income to reflect the elimination of the Company’s income earned on the mortgage loan receivable that it held during the nine months ended September 30, 2012 and the year ended December 31, 2011.

h)	Pro forma adjustment to non controlling interest reflects the allocation of the Fairfield Inn Meadowlands Hotel pro forma net loss to the 12.3% non controlling interest owners.

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The Company has established a taxable subsidiary, LVP FFI East Rutherford Holding Corp. (“LVP FFI TRS”), which has entered into an operating lease agreement for the Fairfield Inn Meadowlands Hotel. The pro forma effect of the acquisition of the Fairfield Inn Meadowlands Hotel resulted in net operating losses for LVP FFI TRS for the nine months ended September 30, 2012 and the year ended December 31, 2011. As a result of the Company not being able to project taxable income in the foreseeable future, an offsetting valuation allowance was established for pro forma purposes and no adjustment was necessary to the provision for income taxes for the nine months ended September 30, 2012 and the year ended December 31, 2011.

3.         Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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